Exhibit 99.(a)(1)(k)

Note: The past performance of the Company's stock is no guarantee of its likely future performance.  Please read the "Offer to Exchange" carefully before making your election.
This offier expires June 12, 2007.
Exhibit A
Participant Summary

	Alternative Stock Price Scenarios
SYPR’s closing price on 5-11-07:		$7.90	$7.90		$7.90	$7.90		$7.90	$7.90
If SYPR’s stock price is:	$9.00	$9.00	$9.00	$15.00	$15.00	$15.00	$21.00	$21.00	$21.00
After tax (assumed tax rate of 40%):	60%	60%	60%	60%	60%	60%	60%	60%	60%

* Grant Expiration Participant .		Shares	Grant Price	Granted	1 (Vested) No Change	2 New Options	3 New Stock	1 - No Change	2 - New Options	3 - New Stock	1 - No Change	2 - New Options	3 - New Stock	1 - No Change	2 - New Options	3 - New Stock
2/27/01	2/26/2009	25,000	$ 6.25	25,000	25,000	-	-	$ 41,250	$ -	$ -	$131,250	$ -	$ -	$ 221,250	$ -	$ -
2/25/03	2/24/2011	2,400	$ 8.25	2,400	1,440	-	-	$ 1,080	$ -	$ -	$ 9,720	$ -	$ -	$ 18,360	$ -	$ -
2/25/03	2/24/2011	10,000	$ 8.25	10,000	6,000	-	-	$ 4,500	$ -	$ -	$ 40,500	$ -	$ -	$ 76,500	$ -	$ -
2/26/03	2/25/2011	39,000	$ 8.27	39,000	23,400	-	-	$ 17,082	$ -	$ -	$157,482	$ -	$ -	$ 297,882	$ -	$ -
3/2/06	3/1/2012	12,500	$ 10.36	12,500	-	-	-	$ -	$ -	$ -	$ 34,800	$ -	$ -	$ 79,800	$ -	$ -
			Not Eligible:	88,900	55,840			$ 63,912			$373,752			$ 693,792
12/31/05	12/30/2011	7,500	$ 9.98	7,500	7,500	6,378	2,021	$ -	$ 8,993	$ 12,813	$ 22,590	$ 31,954	$ 24,939	$ 49,590	$ 54,915	$ 37,065
2/22/00	2/21/2008	10,000	$ 10.50	10,000	10,000	1,255	397	$ -	$ 1,770	$ 2,517	$ 27,000	$ 6,288	$ 4,899	$ 63,000	$ 10,806	$ 7,281
7/1/05	6/30/2011	12,500	$ 11.92	12,500	12,500	8,002	2,535	$ -	$ 11,283	$ 16,072	$ 23,100	$ 40,090	$ 31,282	$ 68,100	$ 68,897	$ 46,492
2/26/02	2/25/2010	2,600	$ 13.50	2,600	2,600	910	288	$ -	$ 1,283	$ 1,826	$ 2,340	$ 4,559	$ 3,554	$ 11,700	$ 7,835	$ 5,282
2/26/02	2/25/2010	10,000	$ 13.50	10,000	10,000	3,502	1,109	$ -	$ 4,938	$ 7,031	$ 9,000	$ 17,545	$ 13,685	$ 45,000	$ 30,152	$ 20,339
7/1/02	6/30/2010	5,000	$ 16.03	5,000	5,000	1,490	472	$ -	$ 2,101	$ 2,992	$ -	$ 7,465	$ 5,824	$ 14,910	$ 12,829	$ 8,656
			Eligible:	47,600	47,600			$ -	$ 30,367	$ 43,251	$ 84,030	$107,900	$ 84,183	$ 252,300	$185,434	$125,115

*In each unshaded box please indicate your election of: (1) no change, (2) new options, (3) new stock.

                                                                Participant Signature___________________________